UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                    FORM 8-K

                                  CURRENT REPORT
      PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  August 23, 2002
                 Date of Report (Date of earliest reported)

                            GOLF ENTERTAINMENT, INC.

              (Exact name of registrant as specified in its chapter)


           DELAWARE                     0-18303               11-2990598
           --------                     --------                ----------
(State or other jurisdiction          (Commission           (IRS Employer
      of incorporation)               File Number)        Identification No.)

                               1008 S Clayton St.
                            Springdale, Arkansas 72762
                            ---------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                   479-751-2300
               Registrant's telephone number, including area code

                                   NOT APPLICABLE
         Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT. Not applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS. Not applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP. Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

In this Report on Form 8-K, we will refer to Golf Entertainment, Inc., a Delaware corporation, as "Golf," "the Company," "we," "us," and "our." These terms include by reference, all of the current and former subsidiary corporations we have owned either all, or a significant interest in, since becoming a reporting company.

A.  RISK FACTORS EMERGING SINCE FILING OF ANNUAL REPORT

 1. Since the filing of its annual report on Form 10K. the Company has identified emerging risk factors related to market conditions which are being disclosed through this filing. The nature of the risk being identified is alleged market manipulation at the hands of an organized crime element as we have described in a lawsuit filed by the Company, styled Golf Entertainment, Inc., v. Carla Sue Hohenhouse, at al., case number 02-5133, filed in the Western District of Arkansas at Fayetteville.

 2. The suit has been filed under the civil provisions of the Racketeer Influenced and Corrupt Organizations Act, 18 USC Sect. 1964(c). The original suit was filed on June 18, 2002, and amended on August 15, 2002. In the amendment Ms. Hohenhouse and others are described as a persons who have attempted two predicate felony violations of the Hobbs Act (extortion) in a manner designed to interfere with interstate commerce, namely, the trading of the Company's securities. A number of persons are identified in the amended complaint as associates, aiders, abettors and co-conspirators of Ms. Hohenhouse. These are:

     a.) Leonard Vaughn Mauck, the self-described "editor" of an internet website, a former NASD licensee; Mr. Mauck resides in Dallas, Texas;
     (b) Mahmood Jamshidi "Mac J." Shahsavar, a Winnipeg, Manitoba, Canada resident who purportedly owns the website edited by Mr. Mauck.
     c.)  Robert Kirk, a/k/a "Robert Church," a/k/a "Robin Kirk," a/k/a/
          "Robin Kirk, Ph.D," a self-described "writer" for Mauck and Shahsavar. Mr. Kirk resides in Tampa, Florida.
     d.) Scott H. Wilding, a stock promoter residing in Pembroke Pines, Florida.
     e.)  Various "John Doe" defendants, including:
           i) "John Doe#1" alleged to be a former FBI agent who previously assisted the various other defendants;
          ii) "John Doe #2" (a/k/a: YaMoron) alleged to be a person involved in corrupting a state of Arkansas public official.
         iii) "John Doe#3" an unknown named official or employee of the United States Securities and Exchange Commission who has allegedly provided John Doe#2 and the other defendants with confidential SEC materials regarding the Company.
     f.) John Doe#4, alleged to be an employee of Lycos, Inc., working in a job/position where that person can control access to and the content of various www.ragingbull.com message boards, and who has corruptly assisted the other defendants in the operation of the various schemes complained of in our RICO Complaint in chief.

 3. Previously, Lycos, Inc., was served with a Rule 45 Federal Subpoena to produce for inspection and copying, various documents that would reveal the identities of various John Does named in our litigation. On the deadline date for compliance, despite the requirements of Rule 45, Federal Rules of Civil Procedure, Lycos, Inc. neither complied nor filed a timely objection as required under Rule 45.

 4. On August 23, 2002, the Company filed in the United States District Court, Western District of Arkansas, an Application for Citation and Order directing Lycos, Inc., to appear and show cause why Lycos, Inc. should not be held in direct contempt of the United States District Court, and punished pursuant to Federal Rules of Civil Procedure, Rule 45(e). The Company intends to vigorously pursue sanctions against Lycos not only for the cost of enforcement of the subpoena, but, for all economic damage accruing to the Company as the result of Lycos shielding various defendants from service of process in the RICO Complaint, and the additional time afforded these defendants to perpetrate further violations of Code of Federal Regulations, Section 240.10b-5. The Company is researching whether or not it is practical to join Lycos as a defendant in the RICO or other litigation designed to interdict the Section 240.10b-5 violations through Court ordered supervision of the "ragingbull.com" electronic venue on the basis that it is a public nuisance not unlike a real premises maintained or tolerated by a conventional landlord, upon or in which habitual criminal activity is occurring.

 5. Following determination that the Company and several of it staff were being victimized by professional stock manipulators, the Company undertook to file various complaints with law enforcement and regulatory agencies. The agencies that the Company has contacted and is actively supplying information and assistance include the Office of Inspector General, United States Securities and Exchange Commission; the Enforcement Division, United States Securities and Exchange Commission; the Southeast Regional Office, United States Securities and Exchange Commission; the Office of the United States Attorney, Eastern District of New York; the Office of the United States Attorney, Western District of Oklahoma; the Little Rock Field Office, Federal Bureau of Investigation; the Oklahoma City Field Office, Federal Bureau of Investigation; the Tampa Field Office, Federal Bureau of Investigation; the Federal Bureau of Investigation, Savanna Georgia Resident Agency; the Florida Division of Securities; the Hillsborough County Sheriff's Office, Tampa, Florida; and the Florida Comptroller's Office. The Company believes that it has exercised and is exercising due diligence in pursuing criminal prosecution of the persons it believes has committed federal and state violations in connection with manipulations and attempted manipulations of its stock.

 6. Among the many risk factors associated with investment in any stock, especially a stock traded on the NASD "over the counter" bulletin board system is regulation of brokers holding a "short position." Recently developed news stories anecdotally suggest that Canadian brokers are especially able to sell stock which they do not own in an issuer such as Golf, for example, and thereby adversely affect the trading or market for the securities of any one given issuer. "Naked shorting" is especially dangerous to a company such as Golf which is subject to market volatility and rapid changes in the bid/ask price.

 7. One defendant in the Company's RICO lawsuit, posting in an internet message board, claimed twice in early July, 2002, that he was "short" 27 million shares of the stock of the Company. This defendant, Leonard Vaughn Mauck, is a former NASD license holder and represents himself as an expert in trading matters. If Mr. Mauck was truthful in his claims, and, the Company has no reason to believe he is not, then the actual public float of the securities of the Company would be greatly inflated, and not tied to any stock ever actually issued by the Company. In turn, such naked shorting would reasonably be expected to cause an unlawful dilution of legitimate shareholder interests and adversely, markedly affect the bid/ask price for our common shares on the open market. As the result of the statements made by Mr. Mauck, the Company has initiated complaints with the NASD and Canadian authorities in an effort to determine the truthfulness of Mr. Mauck's claims. If found to be true, Mr. Mauck's self-described shorting activities will result in further litigation by the Company to protect the interests of legitimate shareholders.

 8. As noted in the amended RICO Complaint of the Company, the defendants have unlawfully obtained, utilized and then disseminated information allegedly corruptly obtained from an Arkansas state public official, Robert C. Balfe.
In order to determine what risk management techniques would be of benefit to the Company, we compared our present situation to that of other public companies which were recently victimized by another well-organized group of stock manipulators led by Amr I. Elgindy. In our analysis, and as we stated in the Company's Amended Complaint, we believe that persons alleged to be operating to manipulate the common stock of the Company are using nearly the exact same methods and means as the Elgindy crime enterprise. In one instance, we believe we have one overlapping Elgindy co-defendant, named as defendant John Doe#1. The similarities involve planting false, misleading or materially untrue stories in legitimate media outlets, using governmental units or agencies to harass the victim company; corruptly obtaining confidential law enforcement information; extortionate demands; extensive use of internet stock message boards to deliver false, misleading or incomplete information; use of mass e-mail deliveries to accomplish the same purposes as the misuse of internet message boards; harassment of the Company's employees, vendors, supplies, contractors, or customers.

 9. In the Elgindy risk analysis, based on the experiences of other crime-victim companies, we observed that the ability of the perpetrators to operate against a company is greatly enabled when they are able to corrupt public officials; compromise legitimate media and engender suspicion, hostility toward, and defame a victim company. We have identified other victim companies these same defendants are now apparently operating against. The alleged manipulators we are dealing with, as was the case of Elgindy, actively cultivate a public image of being "exposers" of frauds and "protectors" of the public interest. As was the case of Elgindy, some of these defendants use the assault on a victim company to actually sell subscriptions to their paid-access website for the purpose of furthering their fraudulent conduct.

10. Management believes that our civil litigation will be successful ultimately. Our challenge is in finding a more timely means and method of interdicting the 10b-5 violations we have complained of. We believe that these manipulators we have sued in federal court are well skilled in the activities we have accused them of in our pleadings and we are monitoring their activities on an ongoing basis, making additional complaints to the above named agencies when and where appropriate.

B.  OUR CORPORATE CHARTER & STATUS

11. In May, 2002, we were notified by the State of Delaware that we owed, by their calculation, approximately $400,000 in unpaid annual franchise fees or taxes. We investigated their claim and undertook to make a series of curative filings required to restore the charter of the Company to active status. The Delaware Secretary of State file-stamped our final filing, the reinstatement proceeding, on June 21, 2002. The resulting cost associated with the Delaware curative filings was less than $400.

12. As the result of data entry errors, however, the computer system of the Delaware Secretary of State failed to reflect these events. On August 21, 2002, defendant Carla Hohenhouse, using what we allege to be an artifice of fraud, undertook to interfere with our right to registration in Delaware by filing or causing to be filed a "reservation of name" purportedly affecting our rights to conduct business in Delaware. Thereafter, the various RICO defendants disseminated false and misleading information regarding the Company, stating as a materially true fact, that the Company's charter was revoked and that our business operations were somehow in violation of unspecified laws. In particular, the RICO defendants made extensive use of internet stock boards to disseminate this false information. On August 21, 2002, the Company learned from a confidential source that defendant Hohenhouse intended somehow to "assume control" of the Company through her Delaware filings. The Company contacted the Delaware Secretary of State on August 22, 2002, obtained the appropriate corrections in their database and voided the actions of Hohenhouse. Subsequently, we filed additional complaints regarding the Delaware events with the Southeast Regional Office of the United States Securities and Exchange Commission and the Federal Bureau of Investigation on the basis that the Delaware events occasioned by Ms. Hohenhouse constitute further 10b-5 violations.

13. Ms. Hohenhouse is not an officer, director, employee, affiliate nor control person of Golf Entertainment, Inc., a registrant under the Securities Act of 1934, as amended. In this regard she has no lawful authority to engage in any business activity in the name of, or, on behalf of the registrant Company.

14. On August 21, 2002, we filed articles of domestication for Golf Entertainment, Inc. with the Arkansas Secretary of State.

C. OUR STATUS WITH THE SECURITIES AND EXCHANGE COMMISSION

15. The Company is now, and has been at all times material, in full and complete compliance with all applicable rules and regulations promulgated by the United States Securities and Exchange Commission. We have reviewed Item 401 of Regulation S-B as it regards disclosure of background information for any person or persons the Securities and Exchange Commission defines as an individual subject to the regulation. The Company has adequately complied with all aspects of that Item with careful attention to the requirements to disclose information relating to the integrity, ability and experience of our managers, directors, officers and key employees. On August 22, 2002, we concluded complete background checks on all persons covered under the stated
Item 401. The Company has made all required SEC public disclosures regarding our staff and will continue to do so.

16. Despite media stories which we directly attribute to the 10b-5 violation activities of the above named RICO defendants, all for the purpose of disseminating false, misleading, inaccurate or incomplete information about the Company, neither the Company nor any employee, director or officer has been notified by the Securities and Exchange Commission that it is the subject of any order of investigation, inquiry or proceeding. The various RICO defendants, however, are believed to be falsely circulating such information, in violation of 10b-5, as part of their overall scheme of manipulation of the securities of the Company. The Company was contacted in early June, 2002, by a staff examiner at the Securities and Exchange Commission, Southeast Regional Office who requested that we fax him a copy of our pleadings filed in the RICO action. We have since been in ongoing contact with that same office, periodically transmitting complaints for 10b-5 violations for persons living in the SEC's Southeast Region, and furnishing that office with information we believe documents those violations. On August 22, 2002, we formally asked the United States Securities and Exchange Commission, Southeast Regional Office to commence litigation on the behalf of the Company and its shareholders to interdict the 10b-5 violations we have complained of.

D.  OTHER LITIGATION

17. On August 22, 2002, the Company received notice that RICO defendant Carla Sue Hohenhouse and Daniel Johanning commenced a suit in the U.S. District
Court, Southern District of Georgia, case CV402-189, wherein Golf Entertainment, Inc., was named as a defendant as well as The Genesis Trust, James W. Bolt, John
C. Dodge, Timothy Brooker and various "John Doe" defendants. The Company has reviewed the filing, which was filed by the plaintiffs "pro se" (without benefit of an attorney). Counsel for the Company does not believe that Ms. Hohenhouse and Mr. Johanning have stated a cause of action upon which relief can be granted. Their suit claims, inter alia, slander (reporting Hohenhouse's criminal activities to law enforcement authorities), libel (purported but unspecified statements made somewhere on the internet); Libel per se (unknown persons suggesting somewhere on the internet that Hohenhouse and Johanning are likely to go to jail); "False Light Invasion" (suing Hohenhouse and Johanning for the activities described in the federal RICO complaint they are named in); "Civil Conspiracy," (a term still being researched but with no actual "real world" applicability to the subject matter of the litigation); Injunction, (presumably to try to stop the RICO litigation against them in the United States District Court; preclude the Company or its employees from making criminal complaints about Hohenhouse or Johanning, or both of them). The Company has observed a number of materially false, deliberate untruths set forth in the preamble to the plaintiff's Complaint. The Company will seek to remove this lawsuit to Arkansas and join it with its lawsuit against these same actors. The Company will seek immediate dismissal of the pleading as scandalous; a fraud upon the Court and a violation of the aforementioned 10b-5 regulation. The Company believes the suit of Hohenhouse and Johanning is frivolous, that it is intrinsically an artifice of securities fraud, and is totally without merit. The Company will vigorously defend it and seek appropriate sanctions against the plaintiffs for fraud upon the Court.

18. Although not material, the Company previously requested, and, the plaintiff Genesis Trust, plaintiff in Genesis v. Golf, agreed with the Company in requesting the United States District Court, Western District of Arkansas to set a formal "fairness hearing" in case 02-5088 in order to put on testimony for the public record regarding the settlement previously entered into by and between the Company and others in an omnibus settlement agreement. Previously, the Plaintiff Genesis Trust waived a formal Section 3(a)(10) "fairness hearing." The sole purpose of a Section 3(a)(10) is to allow judicial determination that a proposed settlement is fair to the person accepting such settlement shares under Section 3(a)(10). The parties will also ask the District Court to make a judicial determination as to the exact meaning of "free trading shares."

E.  MEDIA RELATED EVENTS TIED TO THE RICO DEFENDANTS 10b-5 ALLEGED VIOLATIONS

19. The RICO defendants, in furtherance of the alleged 10b-5 violations we have described in our litigation and related law enforcement and regulatory complaints, have utilized various media resources in their alleged attempts to violate 10b-5 and injure the Company. The most egregious example thus far determined is an article appearing a tabloid biweekly periodical called "the Northwest Arkansas Business Journal." The Company has previously filed court documents that illustrate that the article was either written or co-written by RICO defendants Leonard Mauck and/or Robert Kirk. Their activities with this publication commenced on June 20, 2002. Defendant Kirk announced the tone and focus of the article about a week prior to its publication. The Company provided the purported writer, Jeffery Wood, with documentation refuting the majority of the claims contained in the story. The Company will likely bring separate civil suit against Mr. Wood, the publication and its publisher for damages associated with their alleged 10b-5 violations and the economic injury to the Company. The Company is presently investigating the feasibility of making the suit a class action case on behalf of the Company and its shareholders.

F.  MATTERS RELATED TO SHAREHOLDER: THE GENESIS TRUST

20. Following certain events related to publication of adverse statements regarding the Company and its shareholder, The Genesis Trust, the Company undertook to request and obtain copies of the Trust's establishing documents. What the Company then determined is that Genesis Trust is organized as an IRS 501(c)(3) entity. It was formally organized as an entity under 501 (c)(3) in August 2001. During the interim period, it has operated in all regards as a charitable organization with its stated purposes being, inter alia:

   "b) Designation. The Trust shall be used for the purposes of facilitating cultural adjustments in the State of Arkansas resulting from Hispanic immigration. Should, in the sole judgment of the Trustees, the necessity for the Fund cease to exist, the Trust is instructed to use these funds for the support of scholarship, endowments, grants, charitable contributions, research, research grants, investments (or a similar purposes or interests)."

21. The Company contacted the Internal Revenue Service regarding the adequacy of and requirements of the Trust to make certain filings with the IRS. The IRS in turn provided the Company with a copy of their Form 1023 Instructions. Under Instruction 1023, The Genesis Trust is not required or even due to file their initial Form 1023 until on or after November 1, 2002. The Company has received assurances from the Genesis Trust that it intends to file its Form 1023 on or before the lawful deadline established by the Internal Revenue Service and that its operations, in all manners, fully comply with the guidelines set forth in IRS Instruction 1023.

22. Under IRS published guidelines, the Form 1023 which the Company has been assured by The Genesis Trust it will file, will, by operation of the underlying policy and regulations of 501(c)(3) make the effective date of the 501(c)(3) status August, 2001. The Company has made an independent review of IRS policy and procedure and concurs that the statement by the Trust is materially accurate.

23. The review of the enabling Genesis Trust establishing documents revealed that the form and content are, with the exception of specific language in the First Article where language regarding the mission statement of acculturation issues related to Hispanic immigration, exactly that which is promulgated by the Internal Revenue Service as part of its published 501(c)(3) structure suggestions. In short, the IRS created or drafted the enabling document that the Genesis Trust is founded upon, thereby giving a strong presumption on the part of the Company as to the regularity of the affairs of the Trust and its lawful authority to function as a non-profit entity.

24. No person affiliated with the Company is materially related to any control person of the Genesis Trust; the affairs of and operation of The Genesis Trust are divorced, separate, apart from and unrelated to any operation of the Company. No person affiliated with The Genesis Trust is affiliated with the Company as such is defined under applicable SEC regulations, terms and definitions.

G.  THE COMPANY'S 506 PRIVATE PLACEMENT

25. On August 22, 2002, upon discussing the nature of emerging risk factors with participants and prospective participants in the current Regulation D, Rule 506 private placement of the Company, the Company elected to withdraw the current Private Placement Memorandum in favor of redrafting the section entitled "RISK FACTORS" with special emphasis on risk analysis associated with "offshore shorting" and "naked shorting" as they relate to dilution of the equity investment proposed by the current 506. It is the opinion of the Company that it can re-draft and reissue the required offering documents within two weeks or less of the date of this report. The Company anticipates that it will resume private financing activities on or before that stated date.

H.  BOARD OF DIRECTORS ACTIONS

26. On August 22, 2002, the Board of Directors was called to special session to discuss proposed management changes. Dr. Tim Brooker stated his desire to resign due to contractual conflict of interest with his relationship with Oral Roberts University. Dr. Brooker then resigned as Board Chairman and Chief Executive Officer. Dr. Brooker, as a director, then nominated Michael F. Daniels as Board Chairman. The Board then elected Mr. Daniels to the Chairman's position. The board then appointed Mr. Daniels as Chief Executive Officer of the Company. Dr. Brooker then tendered, and the Board reluctantly accepted
Dr. Brooker's resignation from the Board. Dr. Brooker expressed no disagreement with the Company nor any action taken during his tenure in relationship to his resignation from the Board.

27. Mr. Daniels tenure with the Company spans over 20-years. He has served as an executive officer, Board Chairman and CEO during his tenure with the Company.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

As stated above, Dr. Tim Brooker resigned from the Board of Directors on August 22, 2002, expressing no disagreement and requesting no notification by way of a Form 8-K filing regarding any aspect of his resignation. The resignation is announced only as a matter of interest to shareholders.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Amended Results of Operations

For the three months ended June 30, 2002, the Company had total revenues of $112,767. The Company reported no operations revenues during 2001.

In fiscal 2001, the Company underwent a period of continuous operational losses and experienced a period of business inactivity. The resumption of business, a new focus within the field of entertainment has tended to validate the new business model of the Company and yielded revenues. For the three months ended June 30, 2002, the selling, general and administrative costs of the Company was $41,161 while during the same period in 2001, the same costs were booked at $91,372.

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There was no interest expense during the reported period ending June 30, 2002.
During the comparable period of 2001, interest expense was $4,126. Management continues to employ a cost control plan and reviews overhead expenses weekly in an effort to avoid incurring an operational deficit. Net income for the period ending June 30, 2002 was $35,375.00 During the same period in fiscal 2001, the Company reported a net income of $ 2,870.00

ITEM 8. CHANGE IN FISCAL YEAR. Not applicable.

ITEM 9. REGULATION FD DISCLOSURE. Not applicable.

IGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GOLF ENTERTAINMENT, INC.
                                    (Registrant)


/s/ Michael F. Daniels
------------------------
    (Signature)

Michael F. Daniels, Director and CEO       Date: August 23, 2002